Exhibit 99.1

News Release

ON Semiconductor Announces Upsize and Pricing of Private Offering of $700 Million of 3.875% Senior Notes

PHOENIX, Ariz. – Aug. 18, 2020 – ON Semiconductor Corporation (Nasdaq: ON) (“ON Semiconductor”) announced today the pricing of its previously announced private offering of $700 million aggregate principal amount of 3.875% Senior Notes due 2028 (the “notes”), which represents an upsize from the $500 million aggregate principal amount previously announced. The notes will be ON Semiconductor’s senior obligations and will be guaranteed by certain of its subsidiaries. The sale of the notes is expected to close on Aug. 21, 2020, subject to customary closing conditions.

Gross proceeds from the offering will be $700 million, before deducting estimated commissions and offering fees and expenses payable by ON Semiconductor. ON Semiconductor intends to use the net proceeds from the offering of the notes, together with cash on hand, to repay approximately $1.2 billion of the outstanding borrowings under its revolving credit facility.

The notes and guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any U.S. state securities laws or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions.

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ON Semiconductor Announces Upsize and Pricing of Private Offering of $700 Million of 3.875% Senior Notes

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

Contacts

Kris Pugsley	Parag Agarwal
Corporate Communications / Media Relations	Vice President Investor Relations and Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	parag.agarwal@onsemi.com

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Cautions Regarding Forward-Looking Statements

Certain statements in this press release, including, among others, the expected use of the proceeds from the sale of the notes, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” and similar expressions. All forward-looking statements in this press release are made based on ON Semiconductor’s current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are economic conditions and markets (including current financial conditions), exchange rate fluctuations, risks associated with decisions to expend cash reserves for various uses in accordance with ON Semiconductor’s capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with ON Semiconductor’s substantial leverage and restrictive covenants in ON Semiconductor’s debt agreements that may be in place from time to time, and risks involving governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in ON Semiconductor’s 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s filings with the SEC. ON Semiconductor assumes no obligation to update such information, except as may be required by law.

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